SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):      January 20, 2010

Coach, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-16153	52-2242751
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
516 West 34th Street, New York, NY 10001
(Address of principal executive offices) (Zip Code)

(212) 594-1850
(Registrant’s telephone number, including area code)

Item 2.02:     Results of Operations and Financial Condition.

On January 20, 2010, Coach, Inc. (the “Company”) issued a press release (the “Press Release”) in which the Company announced its financial results for its fiscal quarter ended December 26, 2009.  All information in the press release is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

The attached press release includes the following Non-GAAP financial information:

●	Sales for Coach Japan have been presented both including and excluding currency fluctuation effects from translating foreign-denominated sales into U.S. dollars and compared to the same period in the prior fiscal year.

The Company believes that it is appropriate to present this supplemental information, for the following reasons:

●	Presenting Coach Japan sales including and excluding currency fluctuation effects will help investors and analysts to understand the effect on this valuable performance measure of significant year-over-year currency fluctuations.

Item 9.01:  Financial Statements and Exhibits.

(c)  Exhibits.  The following exhibit is being furnished herewith:

99.1                Text of Press Release, dated January 20, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	January 21, 2010

COACH, INC.

		By:	/s/ Todd Kahn
Todd Kahn
Senior Vice President, General Counsel
and Secretary

EXHIBIT INDEX

99.1      Text of Press Release, dated January 20, 2010